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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 21, 2000 (except with respect to the matter discussed in the second paragraph of Note 14, as to which the date is February 22, 2000) relating to the consolidated financial statements of Total eMed, Inc. and subsidiaries included in this registration statement on Form S-4 of MedicaLogic Inc., and to all references to our firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP



Nashville, Tennessee
March 29, 2000